EXHIBIT 10.1

ST. JUDE MEDICAL, INC. 2007 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED (2014)

RESTRICTED STOCK AWARD CERTIFICATE
This certifies that                  is granted a Restricted Stock Award for      shares of Common Stock, $.10 par value, of St. Jude Medical, Inc., a Minnesota corporation.
Social Security/ID Number:

Grant Date: _________    , 20__
Expiration Date of Restricted Period:

Vesting Schedule:
This Restricted Stock Award (the “Award”) is governed by, and subject in all respects to, the terms and conditions of the Restricted Stock Award Agreement, a copy of which is attached to and made a part of this document, and the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as Amended and Restated (2014) (the “Plan”), a copy of which is available upon request. By receiving the Award, you hereby acknowledge and agree that the Award is governed by the terms and conditions of the accompanying Restricted Stock Award Agreement and the terms and provisions of the Plan.
ST. JUDE MEDICAL, INC.

By:

Name:

Title:

ST. JUDE MEDICAL, INC.
2007 STOCK INCENTIVE PLAN
as Amended and Restated (2014)
RESTRICTED STOCK AWARD AGREEMENT
This Restricted Stock Award Agreement is between St. Jude Medical, Inc., a Minnesota corporation (the “Company”), and you, the person named in the attached Restricted Stock Award Certificate (the “Award Certificate”), who is an employee or a director of the Company. This Agreement is effective as of the date of grant set forth in the attached Award Certificate (the “Grant Date”).
The Company wishes to award to you a number of shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as Amended and Restated (2014) (the “Plan”). All capitalized terms not defined in this Agreement shall have the same meaning as set forth in the Plan. See Section 12 for a list of defined terms.
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Award of Restricted Stock.
The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock for that number of shares of Common Stock set forth in the attached Award Certificate (the “Shares”), on the terms and conditions set forth in this Agreement and the Award Certificate and in accordance with the terms of the Plan.
2.Rights with Respect to the Shares.
With respect to the Shares, you shall be entitled to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right to receive cash dividends thereon as provided in Section 8 of this Agreement, unless and until the Shares are forfeited pursuant to Section 5 hereof. Your rights with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3, Section 4 or Section 5 hereof.
3.Vesting.
Subject to the terms and conditions of this Agreement, the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on the date or dates and in the amount or amounts set forth in the attached Award Certificate if you remain continuously employed by the Company or if you continuously serve on the Company’s Board of Directors until the respective vesting dates.
4.Change in Control.
(a)In the event of a Change in Control, this Restricted Stock Award Agreement shall be assumed by the successor corporation, an affiliate thereof or other successor entity or person, or shall be replaced with an award or grant that, solely in the discretionary judgment of the Committee, preserves the existing value of this Restricted Stock Award Agreement at the time of the Change in Control and provides for vesting and settlement terms that are at least as favorable to you as the vesting and payout terms applicable to this Restricted Stock Award Agreement, and the assumed Restricted Stock Award Agreement or such substitute therefore shall remain outstanding and shall be governed by its respective terms and shall include the following additional terms:

If you are an employee: “If, within two years after a Change in Control you experience an involuntary termination of employment initiated by the Company for reasons other than Cause, or a termination of employment for Good Reason, the unvested portion of the Shares shall immediately vest and the restrictions with respect to such Shares shall lapse.”
If you are a non-employee director: “If, within two years after a Change in Control, you cease to serve on the Board of Directors other than in connection with being removed for Cause or your voluntary resignation, the unvested portion of the Shares shall immediately vest and the restrictions with respect to such Shares shall lapse.”
(b)If, in the event of a Change in Control, this Restricted Stock Award Agreement is not assumed or replaced as provided by subsection (a) above, then the unvested portion of the Shares shall immediately vest and the restrictions with respect to such Shares shall lapse upon the Change in Control.

5.Early Vesting; Forfeiture.
If your employment terminates or if you resign or are removed from or otherwise cease to serve on, the Company’s Board of Directors prior to the vesting of the Shares pursuant to Section 3 or Section 4 hereof, your rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends on such Shares, unless otherwise determined by the Committee administering the Plan, except that if you die, become Disabled, or in the case of an employee, terminate employment by reason of Normal Retirement or Early Retirement prior to the vesting or forfeiture of all Shares pursuant to Section 3 or Section 4 hereof, you shall become immediately and unconditionally vested in all of the Shares for which vesting has occurred as a result of such event in accordance with the terms of the Award Certificate and your rights to all of the unvested Shares shall be immediately and irrevocably forfeited pursuant to the terms of this Agreement and the attached Award Certificate, and the restrictions with respect to all such vested Shares shall lapse, on the date of your death, that you become Disabled or you terminate employment by reason of Normal Retirement or Early Retirement. No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
6.Restriction on Transfer.
Until the Shares vest pursuant to Section 3, Section 4 or Section 5 hereof, none of the Shares may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.
7.Issuance and Custody of Certificates.
(a)The Company shall cause the Shares to be issued in your name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.

(b)If any certificate is issued, you shall be required to execute and deliver to the Company a stock power or stock powers relating to the Shares as a condition to the receipt of this Award of Restricted Stock.

(c)After any Shares vest pursuant to Section 3, Section 4 or Section 5 hereof, and following payment of the applicable withholding taxes pursuant to Section 9 hereof, the Company shall promptly cause such vested Shares (less any Shares withheld to pay taxes), free of the restrictions and/or legend described in Section 7(a) hereof, to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be.

8.Distributions and Adjustments.
(a)If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase or exchange of shares or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

(b)Any additional shares of Common Stock of the Company, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

(c)Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed to you at the same time cash dividends or other cash distributions are distributed to shareholders of the Company generally.

9.Taxes.
(a)You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

(b)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

10.Covenants.
In consideration of benefits described elsewhere in this Agreement and the attached Award Certificate, and in recognition of the fact that, as a result of your employment with the Company or any of its Affiliates, you have had or will have access to and gain knowledge of highly confidential or proprietary information or trade secrets pertaining to the Company or its Affiliates, as well as the customers, suppliers, joint ventures, distributors or other persons and entities with whom the Company or any of its Affiliates does business (“Confidential Information”), which the Company or its Affiliates have expended time, resources and money to obtain or develop and which have significant value to the Company and its Affiliates, you agree for the benefit of the Company and its Affiliates, and as a material condition to your receipt of benefits described elsewhere in this Agreement and the attached Award Certificate, as follows:
(a)Non-Competition Agreement. In the event of your termination of employment for any reason, whether voluntary or involuntary, you, either personally or through an agent, servant, employee, partner, representative, affiliate or other entity, shall not for a period of one year following termination, without the prior written consent of the Company, directly or indirectly, seek or accept employment with or render services to any other person or entity that competes in any sense with the Company or any of its Affiliates in connection with the design, development, manufacture, marketing or sale of any product, process or service that is being designed, developed, manufactured, marketed or sold by the Company or any of its Affiliates and in which you participated in the design, development, manufacture, marketing or sale during your employment with the Company or any of its Affiliates or about which you acquired Confidential Information.

The preceding paragraph specifically prohibits you from rendering services to a competitor of the Company or any of its Affiliates in the capacity as an employee, agent, or representative of a competitor; as a partner, director, officer or shareholder of a competitor; or through any other form of ownership interest in a competitor, including self-employment. This does not prohibit you from holding less than five percent of the issued and outstanding stock of a competitor which is a publicly held corporation. The preceding paragraph further specifically prohibits you from rendering services to any company where rendering such services would be expected to require or involve your using or disclosing Confidential Information.
(b)Restriction on Solicitation of Employees and Former Employees. You agree that you will not, during your employment and for a period of one year following your termination of employment with the Company or any of its Affiliates, directly or indirectly solicit, or assist anyone else in the solicitation of, any of the Company’s or any of its Affiliates’ employees, or former employees who worked for the Company or any of its Affiliates for the purpose of hiring them, engaging them as consultants, or inducing them to leave their employment with the Company or any of its Affiliates. If you are approached by one of the Company’s or any of its Affiliates’ employees or former employees regarding potential employment, consultation or contract, as described above during the restrictive period of non-solicitation, you must immediately (i) fully inform the employee or former employee of the non-solicitation obligation described above and (ii) refrain from engaging in any communication with the employee or former employee regarding potential employment consultation or contract.

(c)Other More Restrictive Covenants.
In the event that you are a party to any other agreement with the Company or its Affiliates that restrict you from competing with the Company or soliciting employees or former employees of the Company, then the terms of such covenants, to the extent more restrictive than the covenants set forth in subsections (a) and (b) above, shall be deemed to modify and replace the covenants set forth in subsections (a) and (b) above.
(d)Remedies.
In the event you breach any of the covenants contained in this Section 10, you recognize that irreparable injury will result to the Company, that the Company’s remedy at law for damages will be inadequate, and that the Company shall be entitled to an injunction to restrain the continuing breach by you, your partners, agents, servants or employees, or any other persons or entities acting for or with you. The Company shall further be entitled to damages, reasonable attorney’s fees, and all other costs and expenses incurred in connection with the enforcement of this Agreement, in addition to any other rights and remedies which the Company may have at law or in equity.
In addition to the remedies set forth in the preceding paragraph, you agree that upon your breach of any covenant contained in this Section 10, (i) the Shares shall be immediately and irrevocably forfeited and (ii) if you have received delivery of shares of Common Stock or cash upon the vesting of the Shares under this Agreement within the period beginning six months prior to the date of your termination of employment and ending twelve months following the date of your termination of employment, the Company, in its sole discretion, may require you to return or forfeit such shares (as adjusted for any events described in Section 8 of this Agreement that occurred following the date of vesting) or cash. The Company’s right to require forfeiture must be exercised no later than 180 days after the Company acquires actual knowledge of such an activity, but in no event later than twelve months after your termination of employment. Such right shall be deemed to be exercised upon the Company’s mailing written notice of such exercise to your most recent home address as shown on the personnel records of the Company.
If you fail or refuse to forfeit the shares of Common Stock or cash demanded by the Company, you shall be liable to the Company for damages (which, in the case of Common Stock, shall equal the number of shares of Common Stock demanded times the highest closing price per share of the Common Stock during the period between the date of your termination of employment and the date of any judgment or award to the Company, as adjusted for any events described in Section 8 of this Agreement), together with all costs and attorneys’ fees incurred by the Company to enforce this provision.
Notwithstanding the foregoing, this Section 10 shall have no application following a Change in Control or to the extent prohibited under applicable local law.
11.General Provisions.
(a)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)No Right to Employment or Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or to continue to serve on the Company’s Board of Directors. In addition, the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.

(f)Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, MN 55117
Attn: Stock Plan Administrator

(g)Award Certificate. This Restricted Stock Award Agreement is attached to and made part of an Award Certificate and shall have no force or effect unless such Award Certificate is duly executed and delivered by the Company to you and accepted by you through an electronic medium in accordance with procedures established by the Company or, if required by applicable law, by signing and returning a copy of the Award Certificate to the Company.
12.Definitions.
(a)“Cause” shall mean (a) the felony conviction of the employee, (b) the failure of the employee to contest the prosecution of a felony, or (c) the willful misconduct, dishonesty or intentional violation of a statute, rule or regulation by the employee, any of which in the judgment of the Company, is harmful to the business or reputation of the Company.

(b)“Change in Control” shall mean:
(i)the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or one or more of it Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions; or
(ii)individuals who, as of the Grant Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
(iii)the consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(c) “Disability” shall mean total and permanent disability as approved by the Committee administering the Plan.
(d)“Early Retirement” shall mean retirement with the consent of the Committee.

(e)“Good Reason” shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of your employment by the Company for Cause, Disability, Early Retirement, Normal Retirement or death:
(i)a material reduction of your status, position or responsibilities with the Company from those in effect immediately prior to the Change in Control;
(ii)a reduction by the Company in your annual base salary or target amount of annual bonus in effect immediately prior to the Change in Control;
(iii)the Company’s requiring you to be based anywhere other than within 50 miles of your office location immediately prior to a Change in Control except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations immediately prior to the Change in Control; or
(iv)the failure by the Company to continue to provide you with benefits that are, in the aggregate, at least as favorable as those enjoyed by you under any of the Company’s pension, life insurance, medical, health and accident, disability, deferred compensation, incentive, stock, stock purchase, stock option, savings, perk package, vacation or other plans or programs in which you participate that are in effect immediately prior to the Change in Control, except for broad-based changes to any such plans or programs that effect all employees of the Company or broad groups of employees who are similarly situated.

(f) “Normal Retirement” shall mean retirement on or after age 65.
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